Exhibit 32.2

Certification Pursuant to Section 1350 of Chapter 63
of Title 18 of the United States Code

I, William L. Metzger, Chief Financial Officer of Brunswick Corporation, certify that: (i) Brunswick Corporation’s Quarterly Report on Form 10-Q for the quarterly period ended September 27, 2014, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (ii) the information contained in Brunswick Corporation’s Quarterly Report on Form 10-Q for the quarterly period ended September 27, 2014 fairly presents, in all material respects, the financial condition and results of operations of Brunswick Corporation.

BRUNSWICK CORPORATION
October 31, 2014	By:	/s/ WILLIAM L. METZGER
William L. Metzger
Senior Vice President and Chief Financial Officer